                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Keane, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  Keane, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                  KEANE, INC.
                                Ten City Square
                          Boston, Massachusetts 02129

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 26, 1999

                               ----------------

  The Annual Meeting of Stockholders of Keane, Inc. (the "Company") will be held on Wednesday, May 26, 1999 at 4:30 p.m., Boston Time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, to consider and act upon the following matters:

    1. To fix the number of directors at seven and to elect a Board of Directors for the ensuing year;

    2. To ratify and approve the selection by the Board of Directors of Ernst & Young LLP as the Company's independent accountants for the current year; and

    3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

  Stockholders of record at the close of business on April 1, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          Norman B. Asher, Clerk

April 16, 1999

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                  KEANE, INC.
                                Ten City Square
                          Boston, Massachusetts 02129

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 26, 1999

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Keane, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 26, 1999, and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Clerk of the Company.

  The Board of Directors has fixed April 1, 1999 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on April 1, 1999, there were outstanding and entitled to vote 71,387,924 shares of Common Stock of the Company, $.10 par value per share ("Common Stock"), and 285,213 shares of Class B Common Stock of the Company, $.10 par value per share ("Class B Common Stock"). Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes.

  The Company's Annual Report for the year ended December 31, 1998 is being mailed to the Company's stockholders with this Notice and Proxy Statement on or about April 16, 1999. The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission (the "SEC"), without exhibits. Please address all such requests to the Company, Attention of Wallace A. Cataldo, Vice President-- Finance and Administration, Ten City Square, Boston, Massachusetts 02129. Exhibits will be provided upon written request and payment of an appropriate processing fee.

  As used in this Proxy Statement, the terms "Keane" and the "Company" refer to Keane, Inc. and its wholly-owned and majority-owned subsidiaries, unless the context otherwise requires.

Stock Ownership of Certain Beneficial Owners and Management

  The following table sets forth, as of February 1, 1999, the beneficial ownership of the Company's outstanding Common Stock and Class B Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock and Class B Common Stock, (ii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iii) all current directors and executive officers as a group:

                              Amount and Nature of Beneficial Ownership(1)
                          -----------------------------------------------------
                                                          Percentage
                                     Percentage Shares of of Class B
                          Shares of  of Common   Class B    Common   Percentage
Name and Address of         Common   Stock Out-  Common   Stock Out-  of Total
Beneficial Owner            Stock     standing    Stock    standing    Votes
-------------------       ---------- ---------- --------- ---------- ----------
John F. Keane(2)......... 11,463,031    16.1%    267,800     93.9%      19.1%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

Marilyn T. Keane(3)...... 11,463,031    16.1%    267,800     93.9%      19.1%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

Putnam Investments,
 Inc.(4).................  5,086,136     7.1%        --       --         6.9%
 One Post Office Square
 Boston, MA 02109

Edward Longo(5)..........    115,042       *         --       --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

Raymond W. Paris(6)......    270,381       *         --       --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

John Francis Keane
Irrevocable Children's
Trusts;
John K. and Marilyn T.
Keane 1997
Children's Trusts(7).....  3,704,143     5.2%    144,665     50.7%       7.0%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

Brian T. Keane(8)........  1,375,282     1.9%     48,221     16.9%       2.5%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

John F. Keane, Jr.(9)....  1,267,609     1.8%     48,221     16.9%       2.4%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129

All directors and
 executive officers as a
 group (11 persons)(10).. 12,366,428    17.3%    272,463     95.5%      20.3%

--------
  * Less than 1% of outstanding stock of the respective class, or less than 1% of aggregate voting power, as the case may be.

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 1, 1998 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.
 (2) Includes (i) 3,276,581 shares of Common Stock held of record by John F. Keane and his wife, Marilyn T. Keane, as trustees of the John F. Keane Qualified Annuity Trust, of which John F. Keane is the beneficiary, (ii) 3,276,581 shares of Common Stock held of record by John F. Keane and Marilyn T. Keane, as trustees of the Marilyn T. Keane Qualified Annuity Trust, of which Marilyn T. Keane is the beneficiary, (iii) 423,802 shares of Common Stock held of record by Marilyn T. Keane, and (iv) 3,524,000 shares of Common Stock and 140,000 shares of Class B Common Stock held of record by Marilyn T. Keane and one other individual as trustees of three trusts of which John and Marilyn Keane's adult children are the beneficiaries. With regard to the children's trusts shares, Marilyn T. Keane and the other trustee have sole voting and investment power, but disclaim any beneficial interest in such shares. John F. Keane disclaims beneficial ownership of the shares specified in clauses (ii), (iii) and (iv) above.
 (3)  Includes (i) 3,276,581 shares of Common Stock held of record by Marilyn
      T. Keane and her husband, John F. Keane, as trustees of the John F. Keane Qualified Annuity Trust, of which John F. Keane is a beneficiary,
      (ii) 3,276,581 shares of Common Stock held of record by Marilyn T. Keane and John F. Keane, as trustees of the Marilyn T. Keane Qualified Annuity Trust, of which Marilyn T. Keane is a beneficiary, (iii) 962,067 shares of Common Stock and 127,800 shares of Class B Common Stock held of record by John F. Keane, and (iv) 3,524,000 shares of Common Stock and 140,000 shares of Class B Common Stock held of record by Marilyn T. Keane and one other individual as trustees of three trusts of which John and Marilyn Keane's adult children are the beneficiaries. With regard to the children's trusts shares, Marilyn T. Keane and the other trustee have sole voting and investment power, but disclaim any beneficial interest in such shares. Marilyn T. Keane disclaims beneficial ownership of the shares specified in clauses (i), (iii) and (iv) above.
 (4) Represents (i) 5,007,936 shares of Common Stock held of record by Putnam Investments Management, Inc., and (ii) 78,200 shares of Common Stock held of record by The Putnam Advisory Company, Inc. Putnam Investments, Inc., which is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns two registered investment advisers: Putnam Investment Management, Inc., which is the investment adviser to the Putnam family of mutual funds and The Putnam Advisory Company, Inc., which is the investment adviser to Putnam's institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, Inc. has shared voting power over the shares held by the institutional clients. The information reported is based solely on a Schedule 13G, dated February 18, 1999, filed with the SEC by Marsh & McLennan Companies, Inc., Putnam Investments, Inc., Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc.
 (5) Includes options to purchase, within 60 days following February 1, 1999, 45,002 shares of Common Stock held by Mr. Longo.
 (6) Includes options to purchase, within 60 days following February 1, 1999, 53,254 shares of Common Stock held by Mr. Paris.
 (7) Marilyn T. Keane and one other trustee hold sole voting and investment power with respect to the shares held by the John Francis Keane Irrevocable Children's Trusts, but disclaim any beneficial interest therein. Brian T. Keane and one other trustee hold sole voting and investment power with respect to the shares held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of Victoire K. Lang, the sister of Messrs. Brian Keane and John F. Keane, Jr., but disclaim any beneficial interest therein. John F. Keane, Jr. and one other trustee hold sole voting and investment power with respect to the shares held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of Brian T. Keane, but disclaim any beneficial interest therein.
 (8) Includes (i) options to purchase, within 60 days following February 1, 1999, 44,168 shares of Common Stock held by Mr. Brian Keane, (ii) 1,137,330 shares of Common Stock and 46,666 shares of Class B Common Stock held by the John Francis Keane Irrevocable Trust for Benefit of Brian T. Keane, of which Mr. Brian Keane is the beneficiary, and (iii) 105,381 shares of Common Stock and 1,555 shares of Class B Common Stock held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of Brian T. Keane, of which Mr. Brian Keane is the beneficiary.
 (9) Includes options to purchase, within 60 days following February 1, 1999, 24,562 shares of Common Stock held by Mr. John F. Keane, Jr., (ii) 1,193,330 shares of Common Stock and 46,666 shares of Class B Common Stock held by the John Francis Keane Irrevocable Trust for Benefit of Mr. John F. Keane, Jr., of which Mr. John F. Keane, Jr. is the beneficiary, and
      (iii) 49,381 shares of Common Stock and 1,555 shares of Class B Common Stock held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of John F. Keane, Jr., of which Mr. John F. Keane, Jr. is the beneficiary.
(10) Includes options to purchase, within 60 days following February 1, 1999, 215,444 shares of Common Stock held by all directors and executive officers as a group.

Votes Required

  The holders of a majority of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock, issued and outstanding and entitled to vote at the meeting, together as a single class, shall constitute a quorum for transacting business at the meeting. The shares of Common Stock and Class B Common Stock present in person or represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal.

  The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock, voting together as a single class, present or represented at the meeting is required for the election of directors and for each of the other matters which are to be submitted to the stockholders at the meeting.

  With respect to the required vote on any particular matter, abstentions will be treated as shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares (so called "broker non-votes") will not be treated as shares present or represented.

                             ELECTION OF DIRECTORS

  The persons named in the enclosed proxy (John F. Keane and Norman B. Asher) will vote to fix the number of directors at seven and to elect as directors the seven nominees named below, unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the names of nominees as to whom authority to vote is withheld. The proxy may not be voted for more than seven directors.

  Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified. If a nominee becomes unavailable, the persons acting under the proxy may vote the proxy for the election of a substitute. The Company does not anticipate that any of the nominees will be unavailable.

  The following table sets forth the name of each nominee for director and each current director, the positions and offices held by him, his age, the year in which he became a director of the Company, his principal occupation(s) and business experience for the past five years, the number of shares of Common Stock and Class B Common Stock of the Company owned by him at February 1, 1999, and the percentage of all outstanding shares of Common Stock and Class B Common Stock owned by him on such date:

                Amount and Nature of Beneficial Ownership (1)(2)

   Name, Age, Principal
   Occupation, Business
   Experience and Year                Percentage  Shares of  Percentage
    in Which He First      Shares of   of Common   Class B   of Class B  Percentage
    Became a Director        Common      Stock     Common   Common Stock  of Total
 (For Current Directors)     Stock    Outstanding   Stock   Outstanding    Votes
 -----------------------   ---------- ----------- --------- ------------ ----------
 John F. Keane(3)........  11,463,031    16.1%     267,800      93.9%       19.1%
  Age 67. Mr. Keane is
  currently the Chief
  Executive Officer and
  President of the
  Company. Mr. Keane has
  been Chief Executive
  Officer, President and
  a director of the
  Company since its
  incorporation in 1967.

 Philip J. Harkins.......       9,900       *          --        --            *
  Age 51. Mr. Harkins is
  currently the Chief
  Executive Officer and
  President of Linkage,
  Inc., an organizational
  development company
  founded by Mr. Harkins
  in 1988. Prior to 1988,
  Mr. Harkins was Vice
  President of Human
  Resources of the
  Company. Mr. Harkins
  has served as director
  of the Company since
  February 1997.

 Winston Hindle..........       6,668       *          --        --            *
  Age 68. Mr. Hindle is
  currently retired. From
  September 1962 to July
  1994, Mr. Hindle served
  as a Vice President
  and, subsequently,
  Senior Vice President
  of Digital Equipment
  Corporation, a computer
  systems and services
  firm. Mr. Hindle has
  served as a director of
  the Company since
  February 1995.

 Brian T. Keane(4).......   1,375,282     1.9%      48,221      16.9%        2.5%
  Age 38. Mr. Brian Keane
  is currently Executive
  Vice President of the
  Company and a member of
  the Office of the
  President. From
  December 1996 until
  September 1997, Mr.
  Brian Keane was Senior
  Vice President of the
  Company, and, from
  December 1994 to
  December 1996, he was
  Area Vice President of
  the Company's
  Information Services
  Division. From July
  1992 to December 1994,
  Mr. Brian Keane served
  as an ISD Business Area
  Manager of the Company,
  and from January 1990
  to July 1992, he served
  as a Branch Manager.
  Mr.

   Name, Age, Principal
   Occupation, Business
   Experience and Year               Percentage  Shares of  Percentage
    in Which He First      Shares of  of Common   Class B   of Class B  Percentage
    Became a Director       Common      Stock     Common   Common Stock  of Total
 (For Current Directors)     Stock   Outstanding   Stock   Outstanding    Votes
 -----------------------   --------- ----------- --------- ------------ ----------
  Brian Keane has served
  as a director of the
  Company since May 1998.
  Mr. Brian Keane is a
  son of John F. Keane,
  the founder, President,
  Chief Executive Officer
  and a director of the
  Company, and the
  brother of John F.
  Keane, Jr.

 John F. Keane, Jr.(5)...  1,267,609     1.8%     48,221       16.9%       2.4%
  Age 39. Mr. John Keane,
  Jr., is currently
  Executive Vice
  President of the
  Company and a member of
  the Office of the
  President. From
  December 1996 until
  September 1997, Mr.
  John Keane, Jr. was
  Senior Vice President
  of the Company, and,
  from December 1994 to
  December 1996, he was
  Area Vice President of
  the Company's
  Information Services
  Division. From January
  1994 to December 1994,
  Mr. John Keane, Jr.
  served as an ISD
  Business Area Manager
  of the Company. From
  July 1992 to January
  1994, Mr. John Keane,
  Jr. acted as manager of
  Software Reengineering,
  and from January 1991
  to July 1992, he served
  as Director of
  Corporate Development.
  Mr. John Keane, Jr. has
  served as a director of
  the Company since May
  1998. Mr. John Keane,
  Jr. is a son of John F.
  Keane, the founder,
  President, Chief
  Executive Officer and a
  director of the
  Company, and the
  brother of Brian T.
  Keane.

 John F. Rockart.........     41,149       *         --         --           *
  Age 67. Dr. Rockart is
  a Senior Lecturer of
  the Center for
  Information Systems
  Research at the Alfred
  J. Sloan School of
  Management of the
  Massachusetts Institute
  of Technology. Dr.
  Rockart became a Senior
  Lecturer at the Center
  in 1974 and was named
  as the Director in
  1976. Dr. Rockart has
  served as a director of
  the Company since its
  incorporation in 1967.

   Name, Age, Principal
   Occupation, Business
   Experience and Year               Percentage  Shares of  Percentage
    in Which He First      Shares of  of Common   Class B   of Class B  Percentage
    Became a Director       Common      Stock     Common   Common Stock  of Total
 (For Current Directors)     Stock   Outstanding   Stock   Outstanding    Votes
 -----------------------   --------- ----------- --------- ------------ ----------
 Robert A. Shafto........   12,000         *        --         --          --
  Age 63. Mr. Shafto is
  currently retired. From
  1993 until May 1998,
  Mr. Shafto served as
  the Chairman and Chief
  Executive Officer of
  New England Financial,
  an insurance and
  investment firm
  formerly known as New
  England Life Insurance
  Company, which he
  joined in 1972. Mr.
  Shafto has served as a
  director of the Company
  since February 1994.

--------
 * Less than 1% of outstanding stock of the respective class, or less than 1% of aggregate voting power, as the case may be.
(1) Mr. Keane serves as a director of Firstwave Technologies, Inc. and EG&G, Inc. Mr. Hindle serves as a director of CP Clare Corporation and Mestek, Inc. Dr. Rockart serves as a director of ComShare, Inc.
(2) Except as otherwise indicated, each nominee or director has sole voting and investment power with respect to the shares of Common Stock and Class B Common Stock listed.
(3) Includes (i) 3,276,581 shares of Common Stock held of record by John F. Keane and his wife, Marilyn T. Keane, as trustees of the John F. Keane Qualified Annuity Trust, of which John F. Keane is the beneficiary, (ii) 3,276,581 shares of Common Stock held of record by John F. Keane and Marilyn T. Keane as trustees of the Marilyn T. Keane Qualified Annuity Trust, of which Marilyn T. Keane is the beneficiary, (iii) 423,802 shares of Common Stock held of record by Marilyn T. Keane, and (iv) 3,524,000 shares of Common Stock and 140,000 shares of Class B Common Stock held of record by Marilyn T. Keane and one other individual as trustees of three trusts of which John and Marilyn Keane's adult children are the beneficiaries. With regard to the children's trusts shares, Marilyn T. Keane and the other trustee have sole voting and investment power, but disclaim any beneficial interest in such shares. John F. Keane disclaims beneficial ownership of the shares specified in clauses (ii), (iii) and
    (iv) above.
(4) Includes (i) options to purchase, within 60 days following February 1, 1999, 44,168 shares of Common Stock held by Mr. Brian Keane, (ii) 1,137,330 shares of Common Stock and 46,666 shares of Class B Common Stock held by the John Francis Keane Irrevocable Trust for Benefit of Brian T. Keane, of which Mr. Brian Keane is the beneficiary, and (iii) 105,381 shares of Common Stock and 1,555 shares of Class B Common Stock held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of Brian T. Keane, of which Mr. Brian Keane is the beneficiary.
(5) Includes options to purchase, within 60 days following February 1, 1999, 24,562 shares of Common Stock held by Mr. John Keane, Jr., (ii) 1,193,330 shares of Common Stock and 46,666 shares of Class B Common Stock held by the John Francis Keane Irrevocable Trust for Benefit of Mr. John F. Keane, Jr., of which Mr. John Keane, Jr. is the beneficiary, and (iii) 49,381 shares of Common Stock and 1,555 shares of Class B Common Stock held by the John F. and Marilyn T. Keane 1997 Children's Trust for Benefit of John
    F. Keane, Jr., of which Mr. John Keane, Jr. is the beneficiary.

  The Company has a standing Audit Committee, comprised of Messrs. Harkins, Hindle and Shafto and Dr. Rockart, which held two meetings during the year ended December 31, 1998. The Audit Committee makes recommendations to the Board of Directors relative to the appointment of independent auditors, reviews the scope and results of the independent audit, and establishes and monitors policy relative to non-audit services provided by the independent auditors in order to ensure that the auditors are in fact independent.

  The Company has a standing Compensation Committee, comprised of Messrs. Hindle and Shafto and Dr. Rockart, which held one meeting during the year ended December 31, 1998. The Compensation Committee annually reviews and approves the compensation of the Company's senior executives, administers the Company's 1992 Stock Option Plan, the Company's 1992 Employee Stock Purchase Plan, and the Company's 1998 Equity Incentive Plan.

  The Company does not have a standing nominating committee.

  During the year ended December 31, 1998, the Board of Directors of the Company held six meetings. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board on which he served, in each case during the periods that he served.

Directors' Compensation

  Compensation of the Company's non-employee directors currently consists of an annual director's fee of $4,000 plus $1,000 and expenses for each meeting of the Board of Directors attended. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the three years ended December 31, 1998 (such executive officers are sometimes collectively referred to herein as the "named executive officers"):

                          SUMMARY COMPENSATION TABLE

                                   Annual Compensation          Long-Term Compensation
                               ---------------------------- -------------------------------
                                                                    Awards          Payouts
                                                            ----------------------- -------
                                                                        Number of
                                                            Restricted  Securities
        Name and                               Other Annual   Stock     Underlying   LTIP    All Other
       Principal               Salary   Bonus  Compensation   Awards   Options/SARs Payouts Compensation
        Position          Year   ($)     ($)       ($)        ($)(1)       (1)        ($)      ($)(2)
       ---------          ---- ------- ------- ------------ ---------- ------------ ------- ------------
John F. Keane...........  1998 428,961     --      --          --            --       --       2,000
 President and Chief      1997 390,446     --      --          --            --       --       2,000
 Executive Officer        1996 363,850     --      --          --            --       --         750

Edward Longo............  1998 347,934 141,700     --          --         20,000      --       2,000
 Senior Vice President--  1997 300,039  75,000     --          --         16,000      --       2,000
 Information Services     1996 283,988  62,500     --          --         32,000      --         750
 Division

Brian T. Keane..........  1998 308,472 105,000     --          --         30,000      --       2,000
 Executive Vice           1997 210,758  60,000     --          --         10,000      --       2,000
 President; member        1996 180,488  50,000     --          --         20,000      --         750
 of the Office of the
 President

John F. Keane, Jr.......  1998 308,472 105,000     --          --         30,000      --       1,412
 Executive Vice           1997 209,598  60,000     --          --         10,000      --        [--]
 President; member        1996 170,011  57,939     --          --         20,000      --        [--]
 of the Office of the
 President

Raymond W. Paris........  1998 255,790  80,000     --          --          5,000      --       2,000
 Vice President--         1997 237,052  25,000     --          --          8,000      --       2,000
 Healthcare Services      1996 223,369     --      --          --         20,000      --         750
 Division

--------
(1) Options become exercisable in three or four equal installments commencing on the first or second anniversary of the date of grant.
(2) "All Other Compensation" consists of contributions to the Company's 401(k) Plan on behalf of each of the named executive officers.

Option Grants During 1998

  The following table sets forth the number of shares of the Company's Common Stock underlying options granted, the exercise price per share and the expiration date of all options granted to each of the named executive officers during 1998:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       Individual Grants                Potential Realizable
                         ----------------------------------------------   Value at Assumed
                                      Percent                              Annual Rates of
                         Number of    of Total                               Stock Price
                         Securities Options/SARs Exercise or                Appreciation
                         Underlying  Granted to  Base Price              for Option Term(2)
                          Options   Employees in  Per Share  Expiration ---------------------
Executive Officer        Granted(1) Fiscal Year     $/Sh        Date      5% ($)    10% ($)
-----------------        ---------- ------------ ----------- ---------- ---------- ----------
John F. Keane...........      --         --           --          --           --         --
Edward Longo............   20,000       2.02%       38.38     1/16/03      212,000    468,600
Brian T. Keane..........   30,000       3.03%       38.38     1/16/03      318,000    702,900
John F. Keane, Jr.......   30,000       3.03%       38.38     1/16/03      318,000    702,900
Raymond W. Paris........    5,000         .5%       38.38     1/16/03       53,000    117,150

--------
(1) Options become exercisable in four equal installments commencing on the first anniversary of the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

Option Exercises During 1998 and Year End Option Values

  The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 1998, by each of the named executive officers:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                            Value of Unexercised
                                                        Number of Securities Underlying         In-The-Money
                                                          Unexercised Options/SARs at           Options/SARs
                            Number of                           Fiscal Year End            at Fiscal Year End ($)
                         Shares Acquired     Value      ------------------------------- ----------------------------
Executive Officer          on Exercise   Realized($)(1)    Exercisable/Unexercisable    Exercisable/Unexercisable(2)
-----------------        --------------- -------------- ------------------------------- ----------------------------
John F. Keane...........        --               --                  --/--                         --/--
Edward Longo............     34,668        1,654,256                 --/81,332                     --/1,987,288
Brian T. Keane..........     45,000        2,124,900             35,001/59,999              1,219,284/979,766
John F. Keane, Jr.......     19,716          930,794                 --/60,392                     --/993,423
Raymond W. Paris........     54,000        2,533,140             30,668/38,332              1,060,312/1,076,328

--------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2) The closing price for the Company's Common Stock as reported by the American Stock Exchange on December 31, 1998 (the last day of trading in
     1998) was $39.94. Value is calculated on the basis of the difference between the option exercise price and $39.94, multiplied by the number of shares of Common Stock underlying the option.

Section 16(a) Beneficial Ownership Reporting Compliance

  Raymond W. Paris inadvertently filed late a Form 4 for a sale transaction that occurred in April 1998.

  The Company is not aware of any other executive officer, director or principal stockholder who failed to comply with filing requirements under
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") during the year ended December 31, 1998.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee is comprised of Messrs. Hindle and Shafto and Dr. Rockart. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

  The Company's compensation policy for executive officers has been to offer competitive compensation based on the individual's performance as well as the overall performance of the Company. The Company's compensation program is intended to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

  The compensation of the Company's senior executives (other than the Chief Executive Officer) is reviewed and approved annually by the Compensation Committee based upon the recommendations of the Chief Executive Officer and the evaluation of the members of the Compensation Committee. Each of the named executives regularly makes presentations to the Board of Directors. As a result, the members of the Compensation Committee are personally familiar with the performance of each senior executive. The key components of executive compensation are salary, which is based on factors such as the individual's performance and level of responsibility in comparison to similar positions in comparable companies in the industry, and stock option awards, which are intended to align the interest of such individual with the Company's long-term success as measured by the Company's share price and book value per share.

  The compensation of the Company's Chief Executive Officer is determined annually by the Compensation Committee. The Chief Executive Officer's salary in 1998 was based on a variety of factors including those described above and a comparison of the compensation of the chief executive officers of comparable companies in the industry. The Chief Executive Officer did not participate in any decisions regarding his own compensation. The Compensation Committee believes that, although the base salary of the Chief Executive Officer is not directly related to financial performance, his base salary may be more modest than that paid to comparable industry executives.

  The Compensation Committee expects that compensation levels will continue to depend primarily on each individual's personal performance as well as on the overall performance of the Company.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

 Winston R. Hindle, Jr.            John F. Rockart             Robert A. Shafto

Stock Performance Chart

  The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1998 with the cumulative total return on (i) the Standard & Poor's 500 Composite Index and (ii) a peer group index selected by the Company which includes five publicly traded companies within the Company's industry. The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                    [STOCK PERFORMANCE GRAPH APPEARS HERE]

                       1993     1994     1995     1996     1997     1998
                       ----     ----     ----     ----     ----     ----
Keane, Inc.             100    131.88   122.88   352.60   902.32   887.05

Broad Market            100    101.32   139.40   171.41   228.59   293.92

Peer Group              100    150.33   225.04   286.30   327.44   423.06

* The peer group index reflects the stock performance of the following companies: American Management Systems, Inc., Analysts International Corp., Computer Horizons Corp., Computer Sciences Corp. and Computer Task Group, Inc. Prior to its April 30, 1996 merger with and into Compuware Corporation, Technalysis, Inc. was a member of the Company's peer group.

                      CERTAIN RELATED PARTY TRANSACTIONS

  In February 1985, the Company entered into a lease, which subsequently was extended to a term of 20 years, with City Square, pursuant to which the Company leased approximately 34,000 square feet of office and development space in a building located in Boston, Massachusetts. The Company now leases approximately 88% of this building and the remaining 12% is occupied by other tenants. John F. Keane, Chief Executive Officer, President and a director of the Company, Wallace A. Cataldo, the Vice President-Finance and Administration of the Company, and Philip J. Harkins, a director of the Company, are limited partners of City Square. Based upon its knowledge of rental payments for comparable facilities in the Boston area, the Company believes that the rental payments under this lease, which will be approximately $850,000 per year ($25.00 per square foot) for the remainder of the lease term (until February 2006), plus specified percentages of any annual increases in real estate taxes and operating expenses, were, at the time the Company entered into the lease, as favorable to the Company as those which could have been obtained from an independent third party.

                     SELECTION OF INDEPENDENT ACCOUNTANTS

  Subject to ratification by the stockholders, the Board of Directors has selected the firm of Ernst & Young LLP ("Ernst & Young") as the Company's independent accountants for the year ending December 31, 1999. If the stockholders do not ratify the selection of Ernst & Young, the Board of Directors will reconsider the matter.

  On April 2, 1999, the Company dismissed PricewaterhouseCoopers LLP ("PWC") as its independent auditors and engaged Ernst & Young to fill such position. The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors of the Company. None of the reports of PWC on the financial statements of the Company for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period immediately preceding the date of the dismissal of PWC, the Company had no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements of the Company. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act occurred with respect to the Company's two most recent fiscal years or the subsequent interim period preceding the dismissal of PWC.

  Prior to making the decision to retain Ernst & Young, the Company had consulted with Ernst & Young concerning certain tax matters. However, neither the Company nor anyone on its behalf consulted Ernst & Young regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice concerning the same was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

  Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

Deadline for Submission of Stockholder Proposals

  Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Boston, Massachusetts not later than December 17, 1999 for inclusion in the proxy statement for that meeting.

                                          By order of the Board of Directors,

                                          Norman B. Asher,
                                          Clerk

April 16, 1999

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE APPRECIATE YOUR COOPERATION.

PROXY BALLOT                                                       PROXY BALLOT
------------                                                       ------------

                                  KEANE, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                        ------------------------------

                                 May 26, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned, revoking all prior proxies, hereby appoints John F. Keane and Norman B. Asher, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Keane, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 26, 1999, at 4:30 p.m., Boston Time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournment thereof with respect to the matters set forth on the reverse side hereof.

                PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                  IN THE ENCLOSED POST-PAID RETURN ENVELOPE.


                CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

[X]  Please mark votes as in this example.


IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW.

     1. To fix the number of directors at seven and to elect a Board of Directors for the ensuing year.

        NOMINEES:       John F. Keane, Philip J. Harkins, Winston Hindle,
                        Brian T. Keane, John F. Keane, Jr., John F. Rockart and Robert A. Shafto

        [ ]  FOR        [ ]  WITHHELD

        [ ]  ________________________________
             For all nominees except as noted

     2. To ratify and approve the selection by the Board of Directors of Enrst & Young LLP as the Company's independent accountants for the current year.

         [ ]  FOR        [ ]  AGAINST            [ ]  ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature_______________________        Date______________________________


Signature_______________________        Date______________________________